Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement for Amendment No. 1 on Form S-4 of Old National Bancorp of our report dated February 10, 2021 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Old National Bancorp as of and for the year ended December 31, 2020 and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Louisville, Kentucky
July 23, 2021